Exhibit 99.1

The Board of Directors of FreightCar America, Inc. Adopts a Limited Duration Stockholder Rights Plan

08/05/2026

Protects Long-Term Value for All Stockholders

CHICAGO, August 05, 2026 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ: RAIL) (the “Company” or “FreightCar”) announced today that its Board of Directors (the “Board”) has adopted a limited duration stockholder rights plan (the “Rights Plan”) to protect the best interests of all FreightCar America, Inc. stockholders. The Rights Plan is intended to replace the Company’s existing limited duration rights plan, which expires on August 5, 2026.

“Our Board of Directors and management believe strongly in the direction of the company and its prospects for long-term value creation. Following an analysis of our current position, the Board determined it was important to adopt a new rights plan to protect the interests of all the Company’s stockholders,” said Jim Meyer, Chairman of FreightCar America.

The Rights Plan is intended to enable all stockholders to realize the long-term value of their investment, provide an opportunity for all stockholders to receive fair and equal treatment in the event of any proposed takeover of the Company, and to reduce the likelihood that any person or group gains control of the Company through open-market accumulation or other tactics without paying an appropriate control premium. The Rights Plan is also intended to provide the Board with sufficient time to make informed judgments and take actions that are in the best interests of FreightCar and all of its stockholders. The Rights Plan is not intended to deter good faith offers or preclude the Board from taking actions that it believes are in the best interest of the Company and its stockholders.

“We remain confident in the outlook for our company, as we continue to drive execution across our business. As a result of our commercial and operating initiatives, we are achieving industry leading margins despite relatively low volumes, while at the same time growing our share of new railcar orders, which reached approximately 45% in Q2. This success is a testament to our relentless focus on our customers,” said Nick Randall, President and Chief Executive Officer of FreightCar America. “We have also grown our higher-margin aftermarket business through strategic and disciplined acquisitions, which will result in a broader and more balanced rail business that generates more consistent revenues across the cycle. We believe we are well-positioned to perform in the current environment and accelerate performance further as sector demand returns,” Randall concluded.

About the Rights Plan

The Rights Plan is similar to the Company’s existing limited duration rights plan and plans adopted by other publicly-traded companies. In connection with the adoption of the Rights Plan, the Board of Directors declared a non-cash dividend distribution of one preferred share purchase right for each share of the Company’s common stock outstanding as of August 5, 2026, the record date. In general terms, the rights will become exercisable only if a person or group acquires 15% or more of the outstanding common stock of the Company without the approval of the Board (or 20% or more in the case of passive investors who are eligible to, and do, report their holdings on Schedule 13G). In the event that the rights become exercisable, each right will entitle stockholders (other than the acquiring person or group) to buy shares of FreightCar’s common stock at a 50% discount. The rights of the acquiring person or group in that event will become void and not exercisable.

This announcement is a summary only and is qualified by reference to the full text of the Rights Plan. Additional details regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For more information, please contact:
chris@jbgcapadvisory.com